AVERAGE ANNUAL RETURN COMPUTATION

                The Average Annual Return for each Portfolio except the
           Alger Money Market Portfolio was computed according to the following formula:

                    n
FORMULA:      P(1+T) =ERV

Where:        P=    a hypothetical investment of $1,000

              T=    average annual total return

              n=    number of years

            ERV=    Ending Redeemable Value of a hypothetical
                    $1,000 payment made at the beginning of
                    the 1, 5, or 10 year (or other) periods at the end of the 1, 5 or 10 year (or other) periods (or fractional portion thereof)


                                                                 ENDING     AVERAGE
                                           PERIOD             REDEEMABLE  ANNUAL RATE
PORTFOLIO                                 COVERED                VALUE     OF RETURN          FORMULA*
---------                                 -------                -----     ---------          --------
ALGER SMALL
CAPITALIZATION (Class B):          11/11/86 (commencement
                                   of operations)
                                   through 10/31/96**          5,236.30      18.05%    @RATE(5236.30,1000,9.97)

                                   5 YEARS ENDED 10/31/96      1,921.15      13.95%    @RATE(1921.15,1000,5)

                                   YEAR ENDED 10/31/96           982.92      (1.71%)   @RATE(982.92,1000,1)

ALGER GROWTH (Class B):            11/11/86 (commencement
                                   of operations)
                                   through 10/31/96**          4,077.72      15.13%    @RATE(4077.72,1000,9.97)

                                   5 YEARS ENDED 10/31/96      2,175.39      16.82%    @RATE(2175.39,1000,5)

                                   YEAR ENDED 10/31/96         1,030.83       3.08%    @RATE(1030.83,1000,1)

ALGER BALANCED (Class B):          6/1/92 (commencement
                                   of operations)
                                   through 10/31/96***         1,435.76       8.53%    @RATE(1435.76,1000,4.42)

                                   YEAR ENDED 10/31/96         1,012.58       1.26%    @RATE(1012.58,1000,1)

ALGER MIDCAP (Class B):            5/24/93 (commencement
                                   of operations)
                                   through 10/31/96****        2,041.80      23.05%    @RATE(2041.80,1000,3.44)

                                   YEAR ENDED 10/31/96         1,014.27       1.43%    @RATE(1014.27,1000,1)


ALGER CAPITAL
APPRECIATION (Class B):            11/1/93 (commencement
                                   of operations)
                                   through 10/31/96*****       2,194.65      29.95%    @RATE(2194.65,1000,3)

                                   YEAR ENDED 10/31/96         1,144.76      14.48%    @RATE(1144.76,1000,1)


                                   *LOTUS 123 @RATE FUNCTION:

                                          @RATE(FV,PV,TERM) The periodic interest rate necessary for present value "pv", to grow to future
                                                            value "fv", over the number of compounding periods in "term".

                       **Period equals 9.97 years.
                      ***Period equals 4.42 years.
                     ****Period equals 3.44 years.
                    *****Period equals 3 years.

                 ALGER MONEY MARKET PORTFOLIO YIELD COMPUTATION


     The Alger Money Market Portfolio's yield for the 7 days ended 10/31/96 was computed according to the following formula:

                         yield=a*(365/7)
              Where:     a=$.000900732 (which equals the net change, exclusive
                                 of capital changes, in the value of a
                                 hypothetical pre-existing account in the
                                 Portfolio having a balance of one share at the beginning of the 7 day period)

                         yield=         4.70%

     The Alger Money Market Portfolio's effective yield for the 7 days ended 10/31/96 was computed according to the following formula:
                                        365/7
              effective yield=((a+1)          )-1

              Where:     a=$.000900732 (which equals the net change, exclusive
                                 of capital changes, in the value of a
                                 hypothetical pre-existing account in the
                                 Portfolio having a balance of one share at the beginning of the 7 day period)

              effective yield:          4.81%